Exhibit 8.01

List of Subsidiaries

Subsidiary		Jurisdiction of Organization	Name Under Which the Subsidiary Does Business

BRF Energia S.A.	(p)	Brazil	BRF Energia S.A.
BRF GmbH		Austria	BRF GmbH
Al Khan Foodstuff LLC ("AKF")	(k)	Oman	Al Khan Foodstuff LLC ("AKF")
Al-Wafi Food Products Factory LLC	(l)	United Arab Emirates	Al-Wafi Food Products Factory LLC
Alimentos Calchaquí Productos 7 S.A.	(i) (t)	Argentina	Alimentos Calchaquí Productos 7 S.A.
Badi Ltd.		United Arab Emirates	Badi Ltd.
Al-Wafi Al-Takamol International for Foods Products		Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Kuwait	BRF Al Yasra Food K.S.C.C. ("BRF AFC")
BRF Foods GmbH		Austria	BRF Foods GmbH
FFM Further Processing Sdn. Bhd.	(q)	Malaysia	FFM Further Processing Sdn. Bhd.
BRF Foods LLC		Russia	BRF Foods LLC
BRF France SARL		France	BRF France SARL
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.		South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global GmbH	(b)	Austria	BRF Global GmbH
Qualy 5201 B.V.	(b)	The Netherlands	Qualy 5201 B.V.
Xamol Consultores Serviços Ltda.		Portugal	Xamol Consultores Serviços Ltda.
BRF Japan KK		Japan	BRF Japan KK
BRF Korea LLC		Korea	BRF Korea LLC
BRF Malaysia Sdn Bhd	(j)	Malaysia	BRF Malaysia Sdn Bhd
BRF Shanghai Management Consulting Co. Ltd.		China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.		China	BRF Shanghai Trading Co. Ltd.
BRF Singapore PTE Ltd.		Singapore	BRF Singapore PTE Ltd.
BRF Germany GmbH		Germany	BRF Germany GmbH
BRF Holland B.V.		The Netherlands	BRF Holland B.V.
Alimentos Calchaqui Productos 7 S.A.	(i) (t)	Argentina	Alimentos Calchaqui Productos 7 S.A.
Campo Austral S.A.	(r) (s)	Argentina	Campo Austral S.A.
Eclipse Holding Cöoperatief U.A.	(h)	The Netherlands	Eclipse Holding Cöoperatief U.A.
BRF B.V.		The Netherlands	BRF B.V.
BRF Hungary LLC		Hungary	BRF Hungary LLC
BRF Iberia Alimentos SL		Spain	BRF Iberia Alimentos SL
BRF Invicta Ltd.		England	BRF Invicta Ltd.
Invicta Food Products Ltd.		England	Invicta Food Products Ltd.
BRF Wrexham Ltd.		England	BRF Wrexham Ltd.
Invicta Food Group Ltd.	(b)	England	Invicta Food Group Ltd.
Invicta Foods Ltd.		England	Invicta Foods Ltd.
Invicta Foodservice Ltd.		England	Invicta Foodservice Ltd.
Universal Meats (UK) Ltd.	(b) (e)	England	Universal Meats (UK) Ltd.
BRF Italia SPA		Italy	BRF Italia SPA
Compañía Paraguaya Comercial S.A.	(f)	Paraguay	Compañía Paraguaya Comercial S.A.
Campo Austral S.A.	(r) (s)	Argentina	Campo Austral S.A.
Itega S.A.	(s)	Argentina	Itega S.A.
Eclipse Holding Cöoperatief U.A.	(h)	The Netherlands	Eclipse Holding Cöoperatief U.A.
Buenos Aires Fortune S.A.	(h)	Argentina	Buenos Aires Fortune S.A.
Cabaña San Nestor S.A.	(h) (t)	Argentina	Cabaña San Nestor S.A.
Eporpan S.A.	(h) (t)	Argentina	Eporpan S.A.
Campo Austral S.A.	(h) (s)	Argentina	Campo Austral S.A.
Degesa Argentina S.A.	(h) (t)	Argentina	Degesa Argentina S.A.
Itega S.A.	(h)	Argentina	Itega S.A.
Porcinos Cordobeses S.A.	(h) (t)	Argentina	Porcinos Cordobeses S.A.
Eclipse Latam Holdings	(h)	Spain	Eclipse Latam Holdings
Buenos Aires Fortune S.A.	(h)	Argentina	Buenos Aires Fortune S.A.
Campo Austral S.A.	(h) (s)	Argentina	Campo Austral S.A.
Cabaña San Nestor S.A.	(h) (t)	Argentina	Cabaña San Nestor S.A.
Campo Austral S.A.	(h) (s)	Argentina	Campo Austral S.A.
Degesa Argentina S.A.	(h) (t)	Argentina	Degesa Argentina S.A.
Eporpan S.A.	(h) (t)	Argentina	Eporpan S.A.
Hibridos Argentinos S.A.	(h) (t)	Argentina	Hibridos Argentinos S.A.
Indústria Frigorífico Expork S.A.	(h) (t)	Argentina	Indústria Frigorífico Expork S.A.
Itega S.A.	(h)	Argentina	Itega S.A.
Porcinos Cordobeses S.A.	(h) (t)	Argentina	Porcinos Cordobeses S.A.
Porcinos Cordobeses S.A.	(h) (t)	Argentina	Porcinos Cordobeses S.A.
Eporpan S.A.	(h) (t)	Argentina	Eporpan S.A.
Cabaña San Nestor S.A.	(h) (t)	Argentina	Cabaña San Nestor S.A.
Hibridos Argentinos S.A.	(h) (t)	Argentina	Hibridos Argentinos S.A.
Porcinos Cordobeses S.A.	(h) (t)	Argentina	Porcinos Cordobeses S.A.
Indústria Frigorífico Expork S.A.	(h) (t)	Argentina	Indústria Frigorífico Expork S.A.
Federal Foods LLC	(c)	United Arab Emirates	Federal Foods LLC
Federal Foods Omã	(a)	Oman	Federal Foods Omã
Federal Foods Qatar		Qatar	Federal Foods Qatar
Golden Foods Poultry Limited	(d)	Thailand	Golden Foods Poultry Limited
Golden Poultry Siam Limited	(d)	Thailand	Golden Poultry Siam Limited
Golden Poultry Siam Limited	(d)	Thailand	Golden Poultry Siam Limited
BRF Thailand Limited	(d)	Thailand	BRF Thailand Limited
BRF Feed Thailand Limited	(d)	Thailand	BRF Feed Thailand Limited
Golden Foods Sales (Europe) Limited	(d)	England	Golden Foods Sales (Europe) Limited
Golden Quality Foods Europe BV	(d)	Thailand	Golden Quality Foods Europe BV
Golden Quality Foods Netherlands BV	(d)	Thailand	Golden Quality Foods Netherlands BV
Golden Foods Siam Europe Limited	(b) (d)	England	Golden Foods Siam Europe Limited
Perdigão Europe Lda.		Portugal	Perdigão Europe Lda.
Perdigão International Ltd.		Cayman Island	Perdigão International Ltd.
BFF International Ltd.		Cayman Island	BFF International Ltd.
Highline International	(a)	Cayman Island	Highline International
Sadia Chile S.A.		Chile	Sadia Chile S.A.
Sadia Foods GmbH		Germany	Sadia Foods GmbH
BRF Foods LLC		Russia	BRF Foods LLC
SATS BRF Food PTE Ltd.		Singapore	SATS BRF Food PTE Ltd.
BRF Global Namíbia	(o)	Namibia	BRF Global Namíbia
Wellax Food Logistics C.P.A.S.U. Lda.		Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
BRF Luxembourg Sarl	(r)	Luxembourg	BRF Luxembourg Sarl
BRF Austria GmbH	(n)	Austria	BRF Austria GmbH
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
K&S Alimentos S.A.	(g)	Brazil	K&S Alimentos S.A.
PP-BIO Administração de bem próprio S.A.		Brazil	PP-BIO Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.
SHB Comércio e Indústria de Alimentos S.A.	(m)	Brazil	SHB Comércio e Indústria de Alimentos S.A.
PR-SAD Administração de bem próprio S.A.		Brazil	PR-SAD Administração de bem próprio S.A.
Quickfood S.A.	(u)	Argentina	Quickfood S.A.
Sadia Alimentos S.A.		Argentina	Sadia Alimentos S.A.
Avex S.A.		Argentina	Avex S.A.
Sadia International Ltd.		Cayman Island	Sadia International Ltd.
Sadia Chile S.A.		Chile	Sadia Chile S.A.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
Avex S.A.		Argentina	Avex S.A.
Compañía Paraguaya Comercial S.A.	(f)	Paraguay	Compañía Paraguaya Comercial S.A.
Sadia Alimentos S.A.		Argentina	Sadia Alimentos S.A.
Sadia Overseas Ltd.		Cayman Island	Sadia Overseas Ltd.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
SHB Comércio e Indústria de Alimentos S.A.	(m)	Brazil	SHB Comércio e Indústria de Alimentos S.A.
UP Alimentos Ltda.		Brazil	UP Alimentos Ltda.
Vip S.A. Empreendimentos e Participações Imobiliárias		Brazil	Vip S.A. Empreendimentos e Participações Imobiliárias
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.

(a)     Dormant subsidiaries.

(b)     The wholly-owned subsidiary BRF Global GmbH, started to operate as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2016 of R$3,301 (R$4,406 as of December 31, 2015) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2016 of R$6,638 (R$8,162 as of December 31, 2015). The whollyowned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2016 of R$18,234 (R$22,258 as of December 31, 2015). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$112,471 as of December 31, 2016 (R$161,197 as of December 31, 2015). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$37,486 as of December 1, 2016. The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford. England with an investment of R$114,068 as of December 31, 2016. The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)     The Company owns 49% of the equity interest, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates. According to the shareholder’s agreement, the Company holds 100% of the economic interest.

(d)     On January 26, 2016 acquisition of 48.52% of equity interest in Golden Foods Poultry Limited and 48.16% of equity interest in Golden Poultry Siam Limited. The company, according to the shareholder’s agreement, owns substantial part of the economic rights of such entities. In addition, on January 26, 2016, acquisition of 100% of equity interest in Golden Foods Sales (Europe) Limited and Golden Foods Siam Europe Limited.

(e)     On February 01, 2016, acquisition of 100% of equity interest in Universal Meats (UK) Ltd.

(f)      On February 25, 2016, acquisition of 100% of equity interest in Compañía Paraguaya Comercial S.A.

(g)    On March 18, 2016, the Company acquired the remaining equity interest and thus holds 100% of equity interest in K&S Alimentos S.A.

(h)     On April 13, 2016, acquisition of 50% of equity interest in Eclipse Holding Cöoperatief UA and its subsidiaries. On October 27, 2016, acquisition of 50% of equity interest and thus holds 100% of equity interest.

(i)      On May 10, 2016, acquisition of 100% of equity interest in Alimentos Calchaquí Productos 7 S.A..

(j)      On June 10, 2016, establishment of BRF Malaysia Snd Bhd with 100% of equity interest.

(k)     On June 20, 2016, acquisition of 30% of equity interest, becoming the holder of 70% of equity interest, permitted by the Federal Law, which is effective in the Sultanate of Oman. According to the shareholder’s agreement, the Company holds 99% of the economic interest.

(l)      The Company owns 49% of equity interest, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates. According to the shareholder’s agreement, the Company holds 100% of the economic interest.

(m)   On September 01, 2016, establishment of SHB Comércio e Indústria de Alimentos S.A.

(n)     On September 02, 2016, acquisition of 100% of equity interest in SALEM Beteiligungsverwaltung Siebenundsiebzigste. On November 09, 2016, change the corporate name to BRF Austria GmbH.

(o)     On September 22, 2016, acquisition of 100% of equity interest in Gazania Investments Three Hundred and Thirty-Three (Pty) Ltd. On October 13, 2016, change the corporate name to BRF Global Namibia.

(p)     On October 03 ,2016, change the corporate name to BRF Energia S.A. and modification of its corporate purpose, so that it carries out activities of commercialization of electric enegy.

(q)    On October 04, 2016, acquisition of 70% of equity interest in FFM Further Processing Sdn Bhdl.

(r)     On October 28, 2016, establishment of BRF Luxemburgo Sarl.

(s)     On November 01, 2016, change in equity interest in campo Austral.

(t)      On November 01, 2016, spin-off of the following companies: Alimentos Calchaqui Productos 7 S.A., Cabaña San Néstor S.A., Eporpam S.A., Industria Frigorica Expork S.A., Híbridos Argentinos S.A., Porcinos Cordobeces S.A. and Degesa Argentina S.A., at Campo Austral S.A., and change in equity interest.

(u)     On December 29, 2016, change in equity interest in Quickfood S.A.